EXHIBIT 10.39

DIGITAL DOMAIN HOLDINGS CORPORATION

AMENDED AND RESTATED INVESTOR’S RIGHTS AGREEMENT

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7. Miscellaneous		17

7.1.	Transfers, Successors and Assigns	17
7.2.	Governing Law	17
7.3.	Counterparts	17
7.4.	Titles and Subtitles	17
7.5.	Notices	18
7.6.	Amendments and Waivers	18
7.7.	Severability	18
7.8.	Aggregation of Stock	18
7.9.	Additional Investors	18
7.10.	Entire Agreement	18
7.11.	Transfers of Rights	18
7.12.	Delays or Omissions	18

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AMENDED AND RESTATED INVESTOR’S RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR’S RIGHTS AGREEMENT (this “Agreement”) is made as of November 24, 2010, by and among Digital Domain Holdings Corporation, a Florida corporation (the “Company”), and PBC Digital Holdings, LLC, a Delaware limited liability company, (“PBC DH”), PBC MGPEF DDH, LLC, a Delaware limited liability company (“PBC Macquarie” and, together with PBC DH, the “Investor”).

BACKGROUND

WHEREAS, the Company and the Investor are party to that certain Amended and Restated Convertible Note and Warrant Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), pursuant to which the Investor is purchasing the Convertible Notes and the Warrants (as defined in the Purchase Agreement); and

WHEREAS, PBC DH and the Company are a party to that certain Investor’s Rights Agreement, dated September 30, 2010 (the “Original Investor’s Rights Agreement”), and, to induce the Company and the Investor to consummate the transactions contemplated by the Purchase Agreement, the Investor and the Company desire to amend and restate the Original Investor’s Rights Agreement in its entirety according to the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Parties agree as follows:

1.       Definitions. For purposes of this Agreement:

1.1.        The term “Affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

1.2.        The term “Common Stock” means shares of the Company’s common stock, no par value per share.

1.3.        The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.4.        The term “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.5.        The term “GAAP” means generally accepted accounting principles in the United States.

1.6.        The term “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a person referred to herein.

1.7.        The term “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.8.        The term “New Securities” means equity securities of the Company, whether now authorized or not, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities.

1.9.        The term “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

1.10.      The term “Registrable Securities” means (i) the Series A Preferred Stock, (ii) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, (iii) any Common Stock issued or issuable upon conversion of any capital stock of the Company acquired by the Investor after the date hereof, including, without limitation, the conversion of the Convertible Notes and the exercise of the Warrants, and (iv) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in clause (i), (ii) and (iii) above, excluding in all cases, however, any Registrable Securities sold by a person or entity in a transaction in which his rights under Section 2 hereof are not assigned or any shares for which registration rights have terminated pursuant to Section 2.15 of this agreement.

1.11.      The term “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

1.12.      The term “SEC” means the Securities and Exchange Commission.

1.13.      The term “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.14.      The term “SEC Rule 144(B)(l)(i)” means Rule 144(b)(l)(i) promulgated by the SEC under the Securities Act.

1.15.      The term “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.16.      The term “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.17.      The term “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.01 per share.

1.18.      The term “Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Purchase Agreement.

2.        Registration Rights.

2.1.        Request for Registration.

(a)          If the Company shall receive at any time after 180 days following (i) the effective date of an IPO or (ii) the Company (including its successors or assigns) first becoming subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever comes first, a written request from the Investor that the Company file a registration statement under the Securities Act covering the registration of stock, then the Company shall:

(i)           as soon as practicable, and in any event within 75 days of the receipt of such request, file a registration statement under the Securities Act covering all Registrable Securities which the Investor requests to be registered, subject to the limitations of subsection 2.1(b); and

(ii)          use its reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as practicable.

(b)          If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to subsection 2.1(a) and the Company shall include such information in the written notice referred to in subsection 2.1(a). The underwriter will be selected by the Investor subject only to the reasonable approval of the Company. In such event, the right of the Investor to include its Registrable Securities in such registration shall be conditioned upon the Investor’s participation in such underwriting and the inclusion of its Registrable Securities in the underwriting to the extent provided herein. The Investor , if proposing to distribute its securities through such underwriting, shall (together with the Company as provided in subsection 2.3(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Investor in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities held by the Investor to be included in such underwriting shall be reduced; provided, however, that the number of shares of Registrable Securities held by the Investor to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c)          The Company shall not be obligated to effect, or to take any action to effect, any registration

(i)           pursuant to this Section 2.1:

(A)           In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act;

(B)           After the Company has effected two registrations pursuant to this Section 2.1 and such registrations have been declared or ordered effective; or

(C)            If the Investor proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.11 below, or

(ii)          pursuant to any other provision of this Agreement, in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.

(d)         Notwithstanding the foregoing, if the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to become effective or to remain effective as long as such registration statement would otherwise be required to remain effective because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred and twenty (120) days after receipt of the request of the Investor; provided, however, that the Company may not utilize this right more than once in any twelve-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such one hundred twenty (120) day period other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

(e)         A registration statement shall not be counted until such time as such registration statement has been declared effective by the SEC (unless the Investor withdraws its request for such registration (other than as a result of information concerning the business or financial condition of the Company which is made known to the Investor after the date on which such registration was requested) and elect not to pay the registration expenses therefor pursuant to Section 2.5). A registration statement shall not be counted if, as a result of an exercise of the underwriter’s cut-back provisions, fewer than 50% of the total number of Registrable Securities that the Investor has requested to be included in such registration statement are actually included.

2.2.         Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Investor) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan, an SEC Rule 145 transaction or the first registration statement of the Company declared effective by the SEC), the Company shall, at such time, promptly give the Investor written notice of such registration. Upon the written request of the Investor given within twenty (20) days after mailing of such notice by the Company in accordance with Section 7.5, the Company shall, subject to the provisions of Section 2.7, cause to be registered under the Securities Act all of the Registrable Securities that the Investor has requested to be registered. The Company shall have the right to reduce the number of shares proposed to be registered in any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration based on its and its underwriters’ view of market conditions.

2.3.        Obligations of the Company.   Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible,

(a)         prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Investor, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Investor refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to three hundred sixty-five (365) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)         prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)         furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)         use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)         in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Investor participating in such underwriting shall also enter into and perform its obligations under such an agreement;

(f)          cause all such Registrable Securities registered pursuant to this Agreement hereunder to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by the Company are then listed;

(g)         provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

(h)         use its reasonable best efforts to furnish, at the request of the Investor requesting, on the date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.

2.4.        Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Investor’s Registrable Securities.

2.5.        Expenses of Demand Registration. All expenses incurred in connection with the first two demand registrations, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2.1, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the Investor (up to $25,000.00) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Investor (in which case the Investor shall bear such expenses), unless the Investor agrees to forfeit their right to one demand registration pursuant to Section 2.1; provided further, however, that if at the time of such withdrawal, the Investor has learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investor at the time of its request and has withdrawn the request with reasonable promptness after learning of such information, then the Investor shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1.

2.6.        Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 2.2 hereof for the Investor (which right may be assigned as provided in Section 2.12 hereof), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the Investor selected by it, but excluding underwriting discounts and commissions relating to Registrable Securities.

2.7.        Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2. the Company shall not be required to include any of the Investor’s securities in such underwriting unless it accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been reduced pro rata. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be so limited.

2.8.        Delay of Registration. The Investor shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.9.        Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 2:

(a)          To the extent permitted by law, the Company will indemnify and hold harmless the Investor, the partners, members, officers, directors and stockholders of the Investor, legal counsel and accountants for the Investor, any underwriter (as defined in the Securities Act) for the Investor and each person or entity, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and the Company will pay to the Investor, underwriter, controlling person or entity or other aforementioned person or entity, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Investor, underwriter, controlling person or entity or other aforementioned person or entity.

(b)          To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person or entity, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, and any controlling person or entity of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons or entities may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will pay, any legal or other expenses reasonably incurred by any person or entity intended to be indemnified pursuant to this subsection 2.9(b). in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this subsection 2.9(b) exceed the net proceeds from the offering received by the Investor, except in the case of fraud or willful misconduct by the Investor.

(c)          Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

(d)         In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) the Investor exercising rights under this Agreement, or any controlling person or entity of the Investor, makes a claim for indemnification pursuant to this Section 2.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Investor or any such controlling person or entity in circumstances for which indemnification is provided under this Section 2.9, then, and in each such case, the Company and the Investor will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided however, that, in any such case, (I) the Investor will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Investor pursuant to such registration statement, and (II) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; provided further, that in no event shall a the Investor’s liability pursuant to this Section 2.9(d), when combined with the amounts paid or payable by the Investor pursuant to Section 2.9(b), exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by the Investor, except in the case of willful fraud by the Investor.

(e)         The obligations of the Company and the Investor under this Section 2.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 2, and otherwise and shall survive the termination of this Agreement.

(f)          Notwithstanding anything to the contrary contained in this Section 2.9, the Company will have no indemnification obligations to Investor, the partners, members, officers, directors and stockholders of the Investor, legal counsel and accountants for the Investor, any underwriter (as defined in the Securities Act) for the Investor and each person or entity, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act, to the extent any Violation, loss, claim, damage, liability, action or expense incurred by the Investor is based primarily upon any material untrue statement of fact or omission of material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading made by the Investor, as determined by a court of competent jurisdiction and final, non-appealable order.

2.10.      Reports Under Exchange Act. With a view to making available to the Investor the benefits of SEC Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to, after it is subject to the reporting requirements of the Exchange Act:

(a)          make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company is subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

(b)          file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)          furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

2.11.      Form S-3 Registration. In case the Company shall receive from the Investor a written request that the Company effect a registration on Form S-3 or similar short-form registration statement, and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Investor, the Company will, to the extent eligible to utilize Form S-3 or similar short-form registration statement:

(a)          as soon as practicable, use its best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Investor’s Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 2.11: (1) if Form S-3 is not then available for such offering by the Investor; (2) if the Company shall furnish to the Investor a certificate signed by the Chief Executive Officer or President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Investor under this Section 2.11; provided, however, that the Company shall not utilize this right more than once in any twelve month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such sixty day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Securities Act, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered); (3) if the Company has, within the twelve (12) month period preceding the date of such request, already effected one registration on Form S-3 for the Investor pursuant to this Section 2.11; (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (5) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 2.2 hereof.

(b)          Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Investor. All expenses incurred in connection with a registration requested pursuant to Section 2.11, including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of counsel for the selling the Investor and counsel for the Company, but excluding any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 2.11 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.1.

(c)          If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as part of its request made pursuant to this Section 2.11 and the Company shall include such information in the written notice referred to in Section 2.11(a). The provisions of Section 2.1(b) shall be applicable to such request (with the substitution of Section 2.11 for references to Section 2.1).

2.12.      Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned (but only with all related obligations) by the Investor to a transferee or assignee of such securities that (i) is a subsidiary, Affiliate, parent, partner, member, limited partner, retired partner, retired member or stockholder of the Investor or (ii) to transferees acquiring (a) shares of Common Stock (or Common Stock issuable on conversion of Series A Preferred Stock) with an original purchase price of $1,000,000 (for purposes of the Common Stock issuable on conversion of the Series A Preferred Stock, the original purchase price is deemed to be equal to the amount funded by the Investor into the Company pursuant to the Purchase Agreement) or (b) all of the Common Stock then held by the Investor, provided: (A) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (B) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 2.13 below; and (C) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferee or assignee (i) that is a subsidiary, parent, partner, limited partner, retired partner, member, retired member or stockholder of the Investor; or (ii) that is an Affiliate of the Investor, which means with respect to a limited liability company or a limited liability partnership, a fund or entity managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company, shall be aggregated together and with those of the Investor; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 2.

2.13.      Termination of Registration Rights.

(a)          The Investor shall not be entitled to exercise any right provided for in this Section 2 after five (5) years following (i) the consummation the Company’s IPO or (ii) the Company (including its successors or assigns) first becoming subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever comes first.

(b)          The rights set forth in this Section 2 shall terminate (i) upon a Deemed Liquidation, as described in Section 4(b) of the Company’s Certificate of Designation of Series “A” Preferred Stock and (ii) as to the Investor, when the Registrable Securities held by the Investor (together with any Affiliate of the Investor with whom the Investor must aggregate its sales under SEC Rule 144) could be sold without restriction under SEC Rule 144(b)(l)(i) within a ninety (90) day period.

3.        Information Rights.

3.1.        Delivery of Financial Statements. The Company shall maintain a system of accounting established and administered in accordance with GAAP, shall keep full and complete financial records, and will furnish to the Investor the following reports:

(a)          As soon as available and in any event within forty five (45) days after the end of each month, unaudited consolidated balance sheets of the Company and each of its subsidiaries as of the end of such month and consolidated statements of income and of sources and applications of funds of the Company and each of its subsidiaries for each such quarter, and for the current fiscal year to date, prepared in accordance with GAAP, all in reasonable detail, in U.S. Dollars.

(b)          Within forty five (45) days of each calendar quarter ending March 31, June 30, and September 30, unaudited consolidated balance sheets of the Company and each of its subsidiaries as at the end of each such quarter, and consolidated statements of income and of sources and applications of funds of the Company and each of its subsidiaries for each such quarter, and for the current fiscal year to date, prepared in accordance with GAAP, all in reasonable detail, in U.S. Dollars.

(c)          Within one hundred and twenty (120) days of the end of each fiscal year, audited consolidated balance sheets of the Company and each of its subsidiaries as at the end of such fiscal year, and consolidated statements of income and of sources and application of funds of the Company and each of its subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the financial statements for the previous fiscal year, all in reasonable detail, certified by independent public accountants of the Company in U.S. Dollars.

(d)         As soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the Company and its subsidiaries for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company.

3.2.        Inspection.

At any reasonable time and from time to time during normal business hours, the Company will, and will cause its subsidiaries to, permit representatives of the Investor to examine and make copies of the books and records of, and visit and inspect the properties of, the Company and its subsidiaries, and to discuss the business, operations, and financial condition of the Company and its subsidiaries with their respective officers and employees and with the Company’s independent certified public accountants. The Investor shall give the Company reasonable notice in advance of any such visit or inspection.

3.3.        Termination of Information/Inspection Covenants and Observer Rights. The covenants set forth in Section 3.1, Section 3.2 and Section 3.5 (except with respect to the Investor’s right to designate and elect the Investor Director, which shall continue to survive) shall terminate as to the Investor and be of no further force or effect immediately prior to the consummation of the sale of shares of Common Stock in the Company’s IPO, when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act or upon a Deemed Liquidation, as described in the Company’s Certificate of Designation of Series “A” Preferred Stock, whichever event shall first occur.

3.4.        Confidentiality. The Investor agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 3.4 by such Investor), (ii) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information or (iii) is or has been made known or disclosed to the Investor by a third party without a breach, to the Investor’s knowledge, of any obligation of confidentiality such third party may have to the Company; provided, however, that the Investor may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective investor of any Registrable Securities from the Investor as long as such prospective investor agrees to be bound by the provisions of this Section 3.4, (c) to any Affiliate, partner, member, stockholder or wholly owned subsidiary of the Investor in the ordinary course of business, or (d) as may otherwise be required by law, provided that the Investor gives the Company prompt notice of any requirement so that the Company, at its expense, may take reasonable steps to minimize the extent of any such required disclosure. The Company acknowledges that the Investor is in the business of venture capital investing and therefore reviews the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investor from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

3.5.        Observer Rights. As long as the Investor owns any portion of the Convertible Notes or the Warrants it is purchasing under the Purchase Agreement, the Company shall invite a representative of the Investor to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting will, in the opinion of counsel, could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest or would adversely affect the Company’s relationship with its senior lenders. Notwithstanding the foregoing, upon the conversion of all or any portion of any Convertible Note into Common Stock or the exercise of all or any portion of the Warrants into Series A Preferred Stock, then the Investor shall at all times be entitled to elect one (1) director of the Company (the “Investor Director”). Any Investor Director elected as provided in this Section 3.5 may be removed with or without cause by, and only by, the affirmative vote of the Investor given either at a special meeting called for that purpose or pursuant to a written consent of the Investor. If the Investor Director is elected then all other Investor observer rights pursuant to this Section 3.5 shall terminate; provided, however, that, subject to Section 3.3, the observer rights set forth in this Section 3.5 shall revive in all respects in the event an Investor Director ceases to serve on the Board of Directors for any reason and the Investor continues to own any shares of Preferred Stock or Common Stock; provided, further, that such observer rights shall similarly terminate upon a successor Investor Director being elected to the Board of Directors.

4.        Right to Participate.

4.1.        Right to Participate. Subject to the terms and conditions specified in this Section 4.1, and applicable securities laws, in the event the Company proposes to offer or sell any New Securities, the Company shall simultaneously make an offering of such New Securities to the Investor, in an amount equal to the Investor’s pro-rata portion based on the Investor’s percentage ownership on a fully diluted basis and in accordance with the following provisions of this Section 4.1. The Investor shall be entitled to apportion the right to participate in such offering among itself and its partners, members and Affiliates in such proportions as it deems appropriate.

(a)         The Company shall deliver a notice, in accordance with the provisions of Section 7.5 hereof, (the “Offer Notice”) to the Investor stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)         By written notification received by the Company, within twenty (20) calendar days after mailing of the Offer Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of Series A Preferred Stock (and any other securities convertible into, or otherwise exercisable or exchangeable for, shares of Common Stock or Series A Preferred Stock) then held, by the Investor bears to the total number of shares of Common Stock of the Company issued and held, by all the shareholders of the Company.

(c)         If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Section 4.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 4.1(b) hereof, offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any person or persons or entity or entities at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investor in accordance with this Section 4.1.

(d)         The right to participate in this Section 4.1 shall not be applicable to any securities that are not Additional Shares of Common Stock (as defined in the Company’s Amended and Restated Articles of Incorporation, as amended from time to time).

(e)         Except as otherwise set forth in this Section 4.1, the right to participate set forth in this Section 4.1 may not be assigned or transferred except that such right is assignable by the Investor to any Affiliate of the Investor.

4.2.        Termination. The provisions of this Section 4 shall terminate upon (i) the consummation of an IPO or (ii) the Company (including its successors or assigns) first becoming subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, whichever comes first.

4.3.        IPO Participation Right. Provided that the Investor continues to hold shares of Company capital stock (including warrants or convertible securities) acquired by the Investor at the time of the Company’s IPO, the Investor or its Affiliates shall have the right to purchase its pro rata portion (based on the fully diluted shares of Common Stock then held by the Investor) of up to an aggregate of 5% of the shares offered in the Company’s IPO at the offering price per share (subject to any limitations or restrictions that may be necessary as a result of federal or state securities laws).

5.        Indemnification.

5.1.        Terms of Indemnification. The Company and its subsidiaries, jointly and severally, shall hold harmless and indemnify the Investor and its respective direct and indirect subsidiaries, Affiliates and corporations, and each of their partners, officers, directors, managers, employees, stockholders, agents, and other representatives (collectively, referred to as the “Indemnitees”) against any and all expenses (including attorneys’ fees), damages, judgments, fines, amounts paid in settlements, or any other amounts that an Indemnitee incurs as a result of any claim or threatened, pending or completed action, suit, arbitration, investigation or other proceeding arising out of, or relating to the Indemnitee’s performance of its obligations or the exercise of its rights in accordance with the terms of this Agreement or the Company’s Certificate of Designation of Series “A” Preferred Stock or Indemnitee’s status as a security holder of the Company; provided, however, that no Indemnitee shall be entitled to be held harmless or indemnified by the Company for acts, conduct or omissions by any Indemnitee (i) if the Indemnitee failed to act in good faith or in a manner that such Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, (ii) with respect to any criminal action or proceeding, if the Indemnitee’s conduct was unlawful; including any action based primarily upon any material untrue statement of fact or omission of material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading made by the Investor, as determined by a court of competent jurisdiction and final, non-appealable order.

5.2.        Reimbursement. The Company or its subsidiaries shall reimburse within thirty (30) days after the receipt by the Company of a written statement or statements from an Indemnitee requesting such reimbursement all reasonable expenses incurred by an Indemnitee (or any third party indemnitor of such Indemnitee) in connection with any threatened, pending or completed action, suit, arbitration, investigation or other proceeding for which the Company is obligated to indemnify such Indemnitee according to Section 5.1 above.

5.3.        Procedures. The Company and its subsidiaries shall control the defense of any such action and, at its discretion, may enter into a stipulation of discontinuance or settlement thereof; provided that the Company and its subsidiaries may not discontinue any action or settle any claim in a manner that does not unconditionally release the Indemnitee or requires an admission by an Indemnitee or payment by an Indemnitee without such Indemnitee’s prior written approval. The Indemnitees shall, at the Company’s and its subsidiaries’ expense and reasonable request, cooperate with the Company and its subsidiaries in any such defense and shall make available to the Company and its subsidiaries at the Company’s and its subsidiaries’ expense all those persons, documents (excluding attorney/client or attorney work product materials) reasonably required by the Company and its subsidiaries in the defense of any such action. The Indemnitees may, at their expense, assist in such defense.

6.        Additional Covenants.

6.1.        Insurance.

The Company shall use its reasonable efforts to obtain from financially sound and reputable insurers (i) Directors and Officers Errors and Omissions insurance in an aggregate amount customary for businesses of a comparable size and industry and (ii) term “key-person” insurance on John C. Textor, in an amount customary for chief executive officers of business of a comparable size and industry, and will use reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors determines that such insurance should be discontinued. The “key person” policy shall name the Company as loss payee and neither policy shall be cancelable by the Company without prior approval of the Board of Directors including the Investor Director or if no Investor Director, the written consent of the Investor.

6.2.        Employee Agreements. The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information and/or trade secrets to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors and satisfactory to the Investor. In addition, the Company shall not amend, modify, terminate, waive or otherwise alter, in whole or in part, the above-referenced agreement without the consent of at least one Investor Director or if no Investor Director, the written consent of the Investor.

6.3.        Meetings of the Board. Unless otherwise determined by the vote of a majority of the directors then in office (which majority must include at least one Investor Director), the Board shall meet at least quarterly in accordance with an agreed upon schedule.

6.4.        Successor Indemnification. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately prior to such transaction, whether in the Company’s bylaws, Certificate of Designation, Articles of Incorporation, as may be amended from time to time, or elsewhere, as the case may be.

6.5.        Termination of Covenants. The covenants set forth in this Section 6 shall terminate and be of no further force or effect upon (a) the consummation of the IPO, (b) upon a Deemed Liquidation, as such described in the Company’s Certificate of Designation, and (c) the Company first becoming subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act, whichever event shall first occur.

6.6.        Matters Requiring Investor Director/Investor Approval. So long as the Investor owns the Convertible Notes, the Warrants, any Series A Preferred Stock or any Common Stock of the Company, the Company covenants and agrees with the Investor that it shall not, without the approval of the Board of Directors, which approval must include the affirmative vote of the Investor Director, and if no Investor Director is then serving on the Board of Directors, then the written consent of the Investor:

(a)         amend or change the rights, preferences or privileges of the Series A Preferred Stock;

(b)         increase or decrease (other than by conversion pursuant to the Company’s Amended and Restated Articles of Incorporation, as amended from time to time) the total number of authorized shares of Series A Preferred Stock;

(c)         amend its Articles of Incorporation or by-laws other than in connection with (i) the authorization or issuance of any equity security (including any security convertible into or exercisable for any equity security) that is permitted pursuant to Section 6.6(g) or (ii) any consolidation or merger involving the Company or any of its subsidiaries, or any reclassification or other change of any stock, or any recapitalization of the Company or any of its subsidiaries that is permitted pursuant to Section 6.6(h) hereof;

(d)         redeem, purchase, or otherwise acquire for value (or pay into or set aside for a sinking fund for such purposes) any share or shares of Series A Preferred Stock;

(e)         redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any shares of the Common Stock;

(f)          permit any subsidiary to redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any shares of such subsidiaries’ capital stock;

(g)         authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or on a parity with the Series A Preferred Stock as to dividend rights, liquidation preferences or redemption rights;

(h)         effect any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Company or any of its subsidiaries, or any consolidation or merger involving the Company or any of its subsidiaries, or any reclassification or other change of any stock, or any recapitalization of the Company or any of its subsidiaries if such transaction would result in dilution of the Series A Preferred Stock (or Common Stock issuable upon conversion thereof);

(i)          permit any subsidiary to issue or sell, or obligate itself to issue or sell, except to the Company, any stock of such subsidiary;

(j)          permit any subsidiary to amend its Articles of Incorporation, Certificate of Incorporation, by-laws or other governing documents other than in connection with any consolidation or merger involving the Company or any of its subsidiaries, or any reclassification or other change of any stock, or any recapitalization of the Company or any of its subsidiaries that is permitted pursuant to Section 6.6(h) hereof;

(k)         increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock, but excluding any increase or decrease that would result in a class of Preferred Stock junior or subordinate to the Series A Preferred Stock;

(1)         enter into any transaction or agreement with any Affiliate (including members of the Company’s or any subsidiary’s management or other stockholders), unless such transaction is approved by the independent members of the Board of Directors;

(m)        effect any public offering of the Company’s or any subsidiaries’ capital stock unless (i) such public offering results in the Company having a Market Capitalization (as defined in the Company’s Certificate of Designation of Series “A” Preferred Stock) of less than $100,000,000.00 and the Company receives net proceeds from such offering (within forty-five days thereof) of at least $10,000,000.00 or (ii) the dilutive effect of such public offering constitutes less than five percent (5%) of the aggregate capital stock of the Company or such subsidiary;

(n)         modify the compensation of any members of the Company’s or any subsidiary’s executives or board members, including, without limitation, issuing any options, warrants stock appreciation rights, restricted stock or other equity securities of the Company or any subsidiary to such executives or board members, or any of their respective Affiliates, except for any deferral of any such compensation at no cost to the Company or any of its subsidiaries, without the approval of the independent members of the Board of Directors; or

(o)         sell, transfer, mortgage, hypothecate, assign or otherwise encumber or dispose of any interest (whether equity, asset or otherwise) of any subsidiary of the Company (including without limitation, Digital Domain), without the approval of the independent members of the Board of Directors.

7.        Miscellaneous.

7.1.        Transfers, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2.        Governing Law. This Agreement shall be governed by and construed in accordance with the Florida Business Corporation Act, as may be amended from time to time, as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of Florida, without regard to its principles of conflicts of laws.

7.3.        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4.        Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5.        Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature pages hereto, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.5.

7.6.        Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor, each future holder of all such Registrable Securities, and the Company. Any amendment, termination or waiver effected in accordance with this Section 7.6 shall be binding on all parties hereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7.7.        Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.8.        Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

7.9.        Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of the Company’s Series A Preferred Stock after the date hereof, any purchaser of such shares of Series A Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and thereafter shall be deemed an “Investor” for all purposes hereunder.

7.10.      Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

7.11.      Transfers of Rights. The Investor hereby agrees that it will not, and may, not assign any of its rights and obligations hereunder, unless such rights and obligations are assigned by the Investor to (a) any person or entity to which Registrable Securities are transferred by the Investor, or (b) to any Affiliate of the Investor, and, in each case, such transferee shall be deemed an “Investor” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.

7.12.      Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

[signatures appear on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	Digital Domain Holdings Corporation, a Florida corporation

	By:	/s/ John Textor
Name: John Textor
Title: Chief Executive Officer

Address:

10521 SW Village Center Drive, Suite 201 Port St. Lucie, FL 34987 Attn: Chief Executive Officer

with a copy to (which shall not constitute notice):

Eavenson & Kairalla, P.L. 2000 PGA Boulevard, Suite 3200 Palm Beach Gardens, FL 33408 Attn: Bradley B. Eavenson, Esquire

INVESTOR:	PBC Digital Holdings, LLC, a Delaware limited liability company

By: PBC GP III, LLC, its Manager

By:
Name: Nathan S. Ward Title: Manager

Address:

c/o Palm Beach Capital 505 South Flagler Drive, Suite 1400 West Palm Beach, Florida 33401 Attn: Nathan Ward

with a copy to (which shall not constitute notice):

Greenberg Traurig, P.A. 401 E. Las Olas Boulevard Suite 2000 Fort Lauderdale, FL 33301 Attn: Bruce I. March, Esq. Fax: 954-765-1477

[Signature Page to Digital Domain Holdings Corporation Amended and Restated Investor’s Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:	Digital Domain Holdings Corporation, a Florida corporation

By:
Name: John Textor
Title: Chief Executive Officer

Address:

10521 SW Village Center Drive, Suite 201 Port St. Lucie, FL 34987 Attn: Chief Executive Officer

with a copy to (which shall not constitute notice):

Eavenson & Kairalla, P.L. 2000 PGA Boulevard, Suite 3200 Palm Beach Gardens, FL 33408 Attn: Bradley B. Eavenson, Esquire

INVESTOR:	PBC Digital Holdings, LLC, a Delaware limited liability company

By: PBC GP III, LLC, its Manager

	By:	/s/ Nathan S. Ward
Name: Nathan S. Ward Title: Manager

Address:

c/o Palm Beach Capital 505 South Flagler Drive, Suite 1400 West Palm Beach, Florida 33401 Attn: Nathan Ward

with a copy to (which shall not constitute notice):

Greenberg Traurig, P.A. 401 E. Las Olas Boulevard Suite 2000 Fort Lauderdale, FL 33301 Attn: Bruce I. March, Esq. Fax: 954-765-1477

[Signature Page to Digital Domain Holdings Corporation Amended and Restated Investor’s Rights Agreement]

PBC MGPEF DDH, LLC, a Delaware limited liability company By: PBC GP III, LLC, its Manager		Address: 505 South Flagler Drive, Suite 1400 West Palm Beach, Florida 33401 Attn: Nathan Ward Fax: (561) 659-9055

By:	/s/ Nathan S. Ward	with a copy (which will not constitute notice) to:
Name: Nathan S. Ward
Title: Manager		Greenberg Traurig, P.A.
401 E. Las Olas Boulevard
Suite 2000
Ft. Lauderdale, FL 33301
Attn: Bruce I. March
Fax: 954-765-1477

and a copy (which will not constitute notice) to:

Glaser, Weil, Fink, Jacobs, Howard &
Shapiro, LLP
10250 Constellation Boulevard, 19th Floor
Los Angeles, CA 90067
Attn: Jeffrey C. Soza
Fax: 310- 556-2920

[Signature Page to Digital Domain Holdings Corporation Amended and Restated Investor’s Rights Agreement]